EXHIBIT 16.1

                              Mark Escoffery, P.A.
                          Certified Public Accountant

4241-A Northlake Boulevard                                   Tel (561) 627-1404
Palm Beach Gardens, FL  33410                                Fax (561) 627-3844

October 12, 2001

Mr. Leon Wilde
Chief Financial Officer
Royal Finance, Inc.
1481 South Military Trail
West Palm Beach, Florida 33415

Dear Mr. Wilde,

This is to confirm the client- Auditor relationship between Royal Finance, Inc.
(Commission File number 0-26307) and Mark Escoffery P.A. has ceased.

Sincerely,

/s/ Mark Escoffery

Mark Escoffery P.A.

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission
    Mail Stop 9-5
    450 Fifth Street, N.W.
    Washington, D.C. 20549